UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2015

PERVASIP CORP.

(Exact name of registrant as specified in its charter)

New York	000-04465	13-2511270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

430 North Street

White Plains, NY 10605

(Address of principal executive offices)

(914) 750-9339

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))21723200

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 3.02 Unregistered Sales of Equity Securities.

On March 26, 2015, Pervasip Corp. (the “Company”) executed a securities purchase agreement (the “Agreement”) with Flux Carbon Corporation (the “Buyer”), pursuant to which the Company acquired from Buyer 90% of the issued and outstanding equity of Canalytix LLC in consideration of the issuance by the Company of 1,000,000,000 shares of common stock, par value $0.00001 (the “Common Stock”), and 100,000 shares of Series H preferred stock, par value $0.00001 (the “Series H Preferred Stock”) of the Company.

The sale of 1,000,000,000 shares of Common Stock to the Buyer gives the Buyer a 25% ownership stake in the Common Stock of the Company, which now has 3,924,059,321 shares of Common Stock outstanding.

The sale of 100,000 shares of the Series H Preferred Stock gives the Buyer an additional 10% of the voting power and equity in the Company.

The aforementioned securities were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of securities pursuant to Section 4(2) of the Act on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by the Company in connection with such sale, and the Buyer represented to the Company that it was an “accredited investor,” as defined in the Act.

Item 5.03 Amendment to Certificate of Incorporation

On March 19, 2015 the Company filed a certificate of amendment of its certificate of incorporation in which the Board of Directors designated the Series H Preferred Stock from the Company’s previously authorized preferred stock with a par value per share of $0.00001. The number of shares of Series H Preferred Stock was set at 800,000 shares. Shares of Series H Preferred Stock have conversion rights into shares of Common Stock. The number of shares of Common Stock to which a holder of Series H Preferred Stock shall be entitled upon a Conversion shall equal the product obtained by (a) multiplying the number of fully-diluted Common Shares by four (4), then (b) multiplying the result by a fraction, the numerator of which will be the number of shares of Series H Preferred Stock being converted and the denominator of which will be the number of authorized shares of Series H Preferred Stock.

Each share of Series H Preferred Stock shall entitle the holder thereof, on all matters submitted to a vote of the stockholders of the Corporation, to that number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series H Preferred Stock are convertible on the record date for the stockholder action.

In the event that the Corporation’s Board of Directors declares a dividend payable to holders of any class of stock, the holder of each share of Series H Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Company’s Common Stock into which that holder’s Series H Preferred Stock could be converted on the record date for the dividend.

Upon the liquidation, dissolution and winding up of the Corporation, the holders of the Series H Preferred Stock shall be entitled to receive in cash out of the net assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock or to the holders of any other class or series of equity stock, an amount equal to eighty percent (80%) of said net assets multiplied by a fraction, the numerator of which shall be the number of outstanding shares of Series H Preferred Stock on the record date for the distribution and the denominator of which shall be the number of authorized shares of Series H Preferred Stock.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On March 26, 2015 the Company issued a press release announcing the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Number Documents

3.1 Amendment to the Articles of Incorporation, dated March 19, 2015.

10.1 Securities Purchase Agreement by and among Flux Carbon Corporation and Pervasip Corp.

99.1 Press release of Pervasip Corp. dated March 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date: March 26, 2015	By:	/s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer